Exhibit 10.1

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN THIS EXHIBIT, “[ * ]” INDICATES WHERE SUCH INFORMATION HAS BEEN OMITTED.

DEBT AND NOTE PURCHASE AGREEMENT

THIS DEBT AND NOTE PURCHASE AGREEMENT (the “Agreement”) is made and entered on June 16 2017 (“Effective Date”), by and between BioTime Inc., a California corporation, with offices at 1010 Atlantic Ave., Suite 102, Alameda, CA 94501 (“BioTime”) and HBL-Hadasit Bio-Holdings Ltd., an Israeli corporation, having its place of business at Jerusalem Bio-Park, 5th Floor Hadassah Ein-Kerem Campus, Jerusalem 91120, Israel (“HBL”).

W I T N E S S E T H:

WHEREAS, HBL remitted loans to Cell Cure Neurosciences Ltd. (“Cell Cure”), in the aggregate principal amount of US [ * ] under certain Subscription Offers and Loan Agreements and the promissory notes issued thereunder (collectively, the “Loan Documents”), all as detailed in Exhibit A attached hereto (collectively with accrued interest thereof as of the date hereof, in the amount of US [ * ], the “Cell Cure Debt”); and

WHEREAS, BioTime wishes to purchase the Cell Cure Debt from HBL and to assume all of HBL’s rights and obligations under the Loan Documents and HBL desires to sell the Cell Cure Debt to BioTime and to assign the Loan Documents to BioTime, all in accordance with the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Sale of the Debt; Issuance of Warrant; Participation Rights.

1.1 Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement:

1.2 HBL shall sell the Cell Cure Debt to BioTime and BioTime shall purchase the Cell Cure Debt from HBL, for an aggregate purchase price of [ * ] (the “Purchase Price”), to be paid to HBL at the Closing (as defined below) in the manner set forth herein.

1.3 The Purchase Price shall be paid by BioTime to HBL by issuance to HBL of [ * ] shares of BioTime common stock which are listed on the NYSE MKT (the “Traded Stock”), [ * ].

1.4 HBL and BioTime hereby undertake to vote all of their shares in Cell Cure in favor of this Agreement, the SPA (as defined below) and the transactions contemplated hereunder and thereunder, subject to the terms and conditions set forth herein and therein. HBL and BioTime further irrevocably and unconditionally undertake to take all further acts and to execute all documents and instruments (including all corporate resolutions, share transfer deeds and any other documents and instruments), as required to consummate the transaction contemplated hereunder and thereunder, all in accordance with and subject to the terms and conditions set forth herein and therein.

1.5 In the event that during the period commencing on the Effective Date and ending on the earlier of the Closing and the date of termination of this Agreement pursuant to Section 6 (the “Effective Period”), Cell Cure consummates any Financing Transaction (as defined below), HBL hereby agrees and confirms that it shall not participate in such Financing Transaction; provided, however that if the Closing does not occur for any reason whatsoever, HBL shall be entitled to participate in each Financing Transaction consummated during the Effective Period, [ * ] Cell Cure’s Third Amended and Restated Articles of Association, as amended on March 12, 2012, February 3, 2014 and on December 20, 2016 (“Cell Cure’s Articles”) [ * ], in accordance with and subject to the provisions of this Section 1.5. The term “Financing Transaction” means any financing transaction in which Cell Cure raises funds through the issuance of shares and\or other securities, including, without limitation, any loan agreements, promissory notes or other commitments which by their terms are exchangeable, exercisable or convertible for or into share capital of Cell Cure; the term “Internal Financing Transaction” means any Financing Transaction between Cell Cure and its existing shareholders, including under Section 9 (‘Further Funding’) of the Amended and Restated Shareholders Agreement by and between Cell Cure’s shareholders, dated October 7, 2010, as amended (the “Shareholders Agreement”); the term “External Financing Transaction” means any Financing Transaction which does not constitute an Internal Financing Transaction; and the term “Financing Transaction Agreements” means the applicable agreements governing the Financing Transaction and all ancillary agreements and documents thereto.

1.5.1 In the event Cell Cure consummates an Internal Financing Transaction during the Effective Period, HBL may elect to participate in any Internal Financing Transaction(s) [ * ] by delivering BioTime and Cell Cure a written notice during the initial [ * ] days following the Effective Period (an “Internal Participation Notice”), in such amount as shall be described in the Internal Participation Notice (the “HBL Internal Participation Amount”). If HBL provides BioTime and Cell Cure with an Internal Participation Notice within the above-mentioned period, then within [ * ] business days after receipt of the Internal Participation Notice, HBL will remit the HBL Internal Participation Amount directly to BioTime and BioTime, unconditionally, will assign its rights under the applicable Financing Transaction Agreements relating to the HBL Internal Participation Amount (including any Cell Cure securities) and take all further acts and execute all documents and instruments as required, such that HBL shall become a party to such agreements, in accordance with Section 1.5.3.

1.5.2 In the event Cell Cure consummates an External Financing Transaction during the Effective Period, then HBL may elect to participate in such External Financing Transaction(s) [ * ] by delivering to BioTime and Cell Cure a written notice during the initial [ * ] days following the Effective Period (an “External Participation Notice”), in such amount as shall be described in the External Participation Notice (the “HBL External Participation Amount”). If HBL provides BioTime and Cell Cure an External Participation Notice within the above-mentioned period, then within five (5) business days after receipt of the External Participation Notice, HBL will remit the HBL Internal Participation Amount to Cell Cure and HBL shall become a party to the applicable Financing Transaction Agreements, in accordance with Section 1.5.3.

1.5.3 BioTime shall notify HBL of any Financing Transaction consummated during the Effective Period by providing HBL a written notice by no later than [ * ] days following the closing thereof and shall provide HBL with a true and complete copy of all Financing Transaction Agreements. BioTime shall ensure that Cell Cure shall take all acts as required to enable the participation of HBL pursuant to this Section 1.5 in any Financing Transaction consummated during the Effective Period, including the reservation of such amount out of the aggregate investment amount equal to [ * ]. Upon participation pursuant to Section 1.5.1 or 1.5.2 above, HBL shall be entitled to [ * ] in such Financing Transaction (the “Investors”), on a pari-passu basis, as if the HBL Internal Participation Amount or HBL External Participation Amount, as applicable, was invested by HBL under the Financing Transaction Agreements at the closing thereof, all in accordance with the terms and conditions set forth therein. [ * ] shall ensure that [ * ] takes all actions reasonably necessary to ensure that HBL shall be added as a party to the Financing Transaction Agreements for purpose of providing it with the rights and benefits of the Investors on a proportionate basis, including any shareholder rights, the right to rely on representations and warranties provided thereunder and to be indemnified in connection therewith.

1.5.4 Failure by HBL to provide an Internal Participation Notice or External Participation Notice, as applicable, with respect to a specific Financing Transaction consummated during the Effective Period, shall be deemed a wavier by HBL of its participation right under this Section 1.5 with respect to such Financing Transaction, all subject to the compliance of Cell Cure and BioTime with their respective obligations under this Section 1.5.

1.6 In the event that Cell Cure consummates a Financing Transaction through the issuance of shares during the five (5) year period following Closing (the “Qualifying Period”), then upon the closing of such Financing Transaction, BioTime shall ensure that Cell Cure shall issue to HBL a warrant, substantially in the form attached hereto as Exhibit C (the “Investment Warrant”), to purchase shares of the same type and class as issued in such Financing Transaction, in an amount equal to 5% of the aggregate amount of Cell Cure’s securities issued as part of such Financing Transaction at an exercise price equal to the [ * ]. Each Investment Warrant shall be exercisable during a period of five (5) years commencing on the Closing, subject to the terms and conditions set forth therein. Cell Cure shall notify HBL of such Financing Transaction by providing HBL a written notice by no later than five (5) days prior to the closing thereof. Is it hereby agreed and acknowledged that in the event that HBL is entitled to an Investment Warrant pursuant to this Section 1.6 and Cell Cure fails to issue HBL such Investment Warrant, BioTime shall grant HBL an option to purchase shares of Cell Cure held by it, of the same type and class as issued in such Financing Transaction, in an amount and at an exercise price equal to [ * ] (a “BioTime Call Option”). BioTime undertakes to reserve that number of shares of Cell Cure held by it, as may be required from time to time to allow for the issuance and exercise of BioTime Call Option(s), free and clear of all pre-emptive rights, liens, pledges, security interests, charges and encumbrances. In the event of an exercise of a BioTime Call Option, HBL shall be entitled to deduct and withhold from the aggregate exercise price, upon exercise thereof, otherwise payable to BioTime under the terms thereof, such amounts as HBL is required to deduct and withhold with respect to the making of such payment under applicable tax law at the applicable rate for such withholding, unless BioTime provides HBL a valid tax certificate issued by the Israeli tax authority, in a form and substance acceptable to HBL, stating that no withholding, or reduced withholding, of tax is required in connection with the payment of the exercise price from HBL to BioTime, in which case the taxes shall not be withheld, or shall be withheld at the applicable reduced rate.

1.7 For as long as the Debt Warrant (defined below) remains exercisable, and thereafter for as long as HBL holds any shares of Cell Cure, BioTime shall ensure that HBL shall be entitled to appoint, replace and dismiss, on its behalf, one (1) observer (the “HBL Observer”) to Cell Cure’s Board of Directors (the “Board”) who shall be invited to and shall have the right to attend all meetings (including meetings held by any means of communication) of the Board in a non-voting capacity and to receive any and all notices, information, materials and proposed resolutions (including, without limitation, any proposed resolutions for adoption in writing) delivered to the members of the Board concurrently with the delivery thereof to the members of the Board; provided, however, that the HBL Observer may be excluded from any Board meeting or portion thereof and need not be provided such materials if the Board reasonably determines in good faith that such exclusion of the HBL Observer’s attendance at such meeting or access to such information is necessary in order to preserve an attorney-client privilege or to avoid a conflict of interest between Cell Cure and HBL.

1.8 BioTime and HBL each ensure that any and all outstanding convertible loans remitted to Cell Cure by them prior to the Closing, including the Cell Cure Debt and all convertible loans remitted to Cell Cure by BioTime, and the promissory notes issued thereunder (collectively, “Cell Cure’s Convertible Loans”), shall be converted into non-convertible loans and the governing documents with respect thereof, including the Loan Documents (collectively, “Cell Cure’s Loan Documents”),shall be amended, such that immediately prior to the Closing, Cell Cure shall have no convertible loans and\or other securities, promissory notes or other securities or commitments which by their terms are exchangeable, exercisable or convertible for or into share capital of Cell Cure (“Convertible Securities”), excluding (a) the warrant issued by Cell Cure to Hadasit Research Services and Development Ltd. dated October 7, 2010; (b) the warrant issued to [ * ] dated August 1, 2016; (c) the loan remitted by [ * ] under the Subscription Offer dated May 8, 2014 and Subscription Offer dated November 10, 2015, in the aggregate principal amount of US[ * ] (the “[ * ] Loans”); and (d) any outstanding options that have been or may be issued under Cell Cure’s option plan and any shares reserved or to be reserved for issuance thereunder.

1.9 During the Qualifying Period, BioTime shall ensure that Cell Cure shall not consummate a Financing Transaction other than through the issuance of shares and that neither BioTime nor any other third party will remit convertible loans and\or funds to Cell Cure in consideration of the issuance of Convertible Securities, unless BioTime obtains HBL’s prior written consent to such remittance and issuance.

2. Closing; Delivery

2.1 Closing. The transactions contemplated by this Agreement shall occur through the electronic exchange of documents on the date of Closing of the SPA (as such term is defined therein), subject to the satisfaction of the conditions set forth in Section 2.2 below (the “Closing”).

2.2 Conditions to Closing. The obligations of the parties to consummate the transactions contemplated by this Agreement at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by either HBL or BioTime, as applicable:

2.2.1 Representations and Warranties. The representations and warranties of BioTime contained in Section 3 and the representations and warranties of HBL contained in Section 4 shall be true and correct in all respects as of the Closing.

2.2.2 Performance. Each of BioTime and HBL shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such party on or before the Closing.

2.2.3 Consents. All authorizations, approvals or permits, if any, that are required in connection with the lawful sale and transfer of the Cell Cure Debt and the issuance of the Traded Stock to HBL pursuant to this Agreement shall be obtained by BioTime and HBL, as applicable, and effective as of the Closing.

2.2.4 Deliveries and Transactions. At the Closing, the following transactions shall occur (the “Transactions”), which Transactions shall be deemed to take place simultaneously and no Transaction shall be deemed to have been completed or any document described in this Section 2.2.4 delivered until all such Transactions have been completed and all required documents delivered:

2.2.4.1 Issuance by BioTime to HBL of the Traded Stock in accordance with Section 1.3 above. In the event that HBL delivers to BioTime a Trustee Tax Certificate (as defined below) at or prior to Closing, then upon receipt thereof, BioTime shall deposit, or cause to be deposited, with a trustee appointed by HBL (the “Trustee”), such number of Traded Stock in accordance of Sections 1.2 and 1.3 (the “Closing Payment Fund”). For the purpose of this Agreement, “Trustee Tax Certificate” means a certificate or ruling of exemption of withholding tax or arrangement to pay, or a deferral of payment of any taxes required to be so paid by HBL, issued by relevant tax authority whereby all responsibility for payment of any taxes required to be so paid by HBL shall fall of the Trustee and exempting BioTime from the duty to withhold any tax, in a form and substance acceptable to BioTime.

2.2.4.2 HBL shall have delivered to BioTime (i) a Trustee Tax Certificate, or (ii) HBL Tax Certificate (as defined below) exempting BioTime from the duty to withhold any tax on the Closing date, or (iii) an amount in cash equal to [ * ].

2.2.4.3 HBL shall be provided a warrant to purchase such number of Ordinary Shares of Cell Cure, par value NIS 0.01 each, equal to 5% (five percent) of Cell Cure’s issued and outstanding share capital on a fully diluted basis (excluding any outstanding options issued under Cell Cure’s option plan and any shares reserved for issuance thereunder and the conversion of the [ * ] Loans) as of the Closing, substantially in the form attached hereto as Exhibit B (the “Debt Warrant”).

2.2.4.4 The execution and delivery by HBL and BioTime of the Share Purchase and Transfer Agreement between the parties hereto to which this Agreement forms an attachment (the “SPA”), and consummation of the Closing thereunder (as such term is defined therein).

2.2.4.5 The Board shall have approved the transactions contemplated hereunder, including the assignment of the Cell Cure Debt and the obligations of Cell Cure hereunder (the “Board Consent”), and BioTime shall have delivered to HBL a true and correct copy of such Board Consent.

2.2.4.6 BioTime shall have delivered HBL a written confirmation of Cell Cure confirming the assumption of HBL’s rights and obligations under the Loan Documents by BioTime in accordance with the terms and conditions set forth in this Agreement, and that the transactions contemplated by this Agreement, including the sale of the Cell Cure Debt, were duly authorized and approved by the Board and are in compliance with Cell Cure’s Articles and organizational documents.

2.2.4.7 BioTime shall have provided HBL evidence satisfactory to HBL, that Cell Cure’s Convertible Loans have been converted into non-convertible loans and that the Cell Cure’s Loan Documents have been amended accordingly, all in accordance with Section 1.8 above.

2.2.4.8 The Registration Statement (as defined below) for the Traded Stock filed in accordance with Section 7.1, being declared effective by the Securities and Exchange Commission (the “SEC”)

2.3 Cell Cure Organizational Documents.

2.3.1 Following the Closing, BioTime shall ensure that (i) Cell Cure’s shareholders adopt the amendment to Cell Cure’s Articles or a new set of articles, in the form attached hereto as Exhibit E (the “ Cell Cure’s Amended Articles”), providing, inter alia, that the issuance of the Debt Warrant, Investment Warrants and any shares issuable upon exercise thereof and the transfer of shares by BioTime to HBL under the BioTime Call Option(s), shall not be subject to any pre-emptive rights or rights of first refusal of Cell Cure’s shareholders, as applicable; and (ii) the Shareholders Agreement is terminated. tBioTime shall provide HBL evidence satisfactory to HBL, that the obligations under this Section 2.3.1 have been performed, within ninety (90) days following the Closing date.

2.3.2 BioTime shall ensure that item (v) in the definition of New Securities, as it pertains to HBL as well as Articles 20.7 and 58 of Cell Cure’s Amended Articles as set forth in Section 2.3.1 above and the amendment to Cell Cure’s Loan Documents, as contemplated by Section 2.3.1 and 2.2.4.7 respectively, shall remain in full force and effect until the later of (i) the end of the Qualifying Period, and (ii) the expiration and\or exercise of the Debt Warrant and\or the Investment Warrant(s) held by HBL, if any.

3. Representations and Warranties of BioTime. BioTime hereby makes the following representations and warranties to HBL:

3.1 BioTime has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. This Agreement, and any ancillary document hereto, when executed and delivered by BioTime, shall be duly and validly authorized, executed and delivered by BioTime and constitute the valid and legally binding obligations of BioTime, legally enforceable against it in accordance with its terms, subject, however, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equitable principles.

3.2 As the majority shareholder of Cell Cure, it is familiar with the condition and operations of Cell Cure and in addition, has had the opportunity to ask questions of and receive answers from and/or obtain additional information from, the management of Cell Cure concerning the financial and other affairs of Cell Cure.

3.3 BioTime has obtained the requisite consents, approvals and/or agreement of any individual or entity as required to be obtained by BioTime to execute and perform this Agreement or any agreements, instruments or other obligations entered into in connection with this Agreement, and the transaction contemplated hereby and thereby, including the issuance of the Traded Stock to HBL pursuant to Section 1.3.

3.4 The Traded Stock to be issued pursuant to this Agreement will not be issued in violation of any preemptive rights, right of first refusal and\or any other rights of the current or past shareholders of BioTime, or any agreement to which BioTime was or is a party or bound. When issued and delivered in accordance with this Agreement, the Traded Stock shall be (a) duly and validly authorized, issued and outstanding in compliance with all applicable federal or state securities laws, fully paid and non-assessable, and issued in compliance with all applicable federal or state securities laws (b) listed for trading on the NYSE MKT and will be able to be sold under the Registration Statement assuming compliance the prospectus delivery requirements and (c) free and clear of any liens, claims, charges, rights, pledges, security interests, mortgages, options, title defects or other encumbrances, restrictions or limitations of any nature whatsoever or other security interest of any kind or character or any right of any third party.

3.5 All registration statements, certifications, forms, reports and other documents (the “Company Reports”) filed by BioTime with the SEC: (i) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Securities Act of 1933, as amended (“Securities Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations thereunder applicable to such Company Reports at the time such Company Report was filed or submitted with the SEC; and (ii) did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since January 1, 2015, BioTime has been in compliance in all material respects with (i) the applicable provisions of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (and (ii) the applicable listing and corporate governance rules and regulations of NYSE MKT and other requirements of the California Corporations Code.

3.6 The consolidated financial statements (including any related notes) contained in the Company Reports: (i) complied as to form in all material respects with any applicable law and the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with US GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly presented, in all material respects, the consolidated financial position of BioTime as of the respective dates thereof and the results of operations and cash flows of BioTime for the periods covered thereby.

4. Representations and Warranties of HBL. HBL hereby makes the following representations and warranties to BioTime:

4.1 HBL is the sole owner of the Cell Cure Debt and has not granted rights therein to any third party.

4.2 HBL has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. This Agreement, and any ancillary document hereto, when executed and delivered by HBL, shall be duly and validly authorized, executed and delivered by HBL and constitute the valid and legally binding obligations of HBL, legally enforceable against it in accordance with its terms, subject, however, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equitable principles.

4.3 HBL has obtained the requisite consents, approvals and/or agreement of any individual or entity as required to be obtained by HBL in connection with the execution and performance by HBL of this Agreement or the execution and performance by HBL of any agreements, instruments or other obligations entered into in connection with this Agreement, including, but not limited to, any authorizations required from the Israeli Securities Authority, if any.

5. Publication

The parties have agreed this Agreement and the transaction contemplated hereunder are confidential and shall not be disclosed by either party. Accordingly, neither party shall issue any press release, statement or other disclosure regarding this Agreement other than as set forth in Exhibit D attached hereto or such other disclosure as shall be agreed upon the parties. The above limitation shall not apply to the extent that such disclosure is required under applicable securities law or regulation (including the Exchange Act) or the Tel-Aviv Stock Exchange rules.

6. Termination

This Agreement shall be terminated upon the termination of the SPA, provided that Section 1.5 shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms.

7. Registration Rights

7.1 Within fifteen (15) days from the Effective Date, unless otherwise agreed upon in writing by HBL and BioTime), BioTime shall file with the SEC a registration statement on a Form S-3 to register for resale the Traded Stock with the SEC (“Registration Statement”) and shall provide HBL with a copy of the Registration Statement within two (2) business day from the date of filing the Registration Statement with the SEC. Prior to filing such Registration Statement, BioTime shall give HBL a reasonable opportunity to review and comment on the Registration Statement, and BioTime agrees to include all reasonable comments provided by HBL or its legal counsel. BioTime’s obligation to file the Registration Statement shall be dependent upon HBL’s providing the information necessary for BioTime to include in the Registration Statement relating to HBL’s capacity as a selling stockholder thereunder.

7.2 BioTime shall use its commercially reasonable efforts to cause such Registration Statement to become effective and keep such registration statement effective until all the securities covered by such Registration Statement may be freely traded by HBL without volume restrictions under Rule 144 promulgated under the Securities Act (“Rule 144”). BioTime shall use its commercially reasonable efforts to cause all securities covered by such Registration Statement to be listed on the NYSE MKT.

7.3 All expenses incurred in connection with the Registration Statement, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for BioTime, shall be borne by the [ * ] shall be responsible for the fees and expenses of its own legal counsel in connection with the Registration Statement.

7.4 With a view to making available to the HBL the benefits of Rule 144, BioTime shall:

7.4.1 make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the effective date of the Registration Statement;

7.4.2 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of BioTime under the Securities Act and the Exchange Act; and

7.4.3 furnish to HBL, so long as HBL owns any Traded Stock, forthwith upon request (i) to the extent accurate, a written statement by BioTime that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S 3; and (ii) such other information as may be reasonably requested in availing HBL of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S 3.

7.5 Indemnification.

7.5.1 To the extent permitted by law, BioTime will indemnify and hold harmless HBL, and the officers, directors and shareholders of HBL, legal counsel and accountants for HBL; any underwriter (as defined in the Securities Act) for HBL; and each Person, if any, who controls HBL or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages (as defined below), and BioTime will pay to HBL, underwriter, controlling individual, corporation, partnership, trust, limited liability company, association or other entity (collectively, “Person”), or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of BioTime, at its discretion, nor shall BioTime be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of HBL, underwriter, controlling Person, or other aforementioned Person. “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of BioTime or HBL, as applicable, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates (as defined in Cell Cure’s Articles)) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

7.5.2 To the extent permitted by law, HBL will indemnify and hold harmless BioTime and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls BioTime within the meaning of the Securities Act, legal counsel and accountants for BioTime, any underwriter (as defined in the Securities Act), and any controlling Person of any such underwriter, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of HBL; and HBL will pay to BioTime and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of HBL, at its discretion; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this subsection (ii) or subsection (iv) below exceed the proceeds from the offering received HBL (net of any selling expenses paid by HBL), except in the case of fraud or willful misconduct by HBL.

7.5.3 Promptly after receipt by an indemnified party under this Section 7.5 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.5, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, at its expense unless representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interest between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party except if such failure shall have materially prejudiced the indemnifying party.

7.5.4 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 7.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 7.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 7.5, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) HBL shall not be required to contribute any amount in excess of the public offering price of all such Traded Stock offered and sold by HBL pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall HBL’s liability pursuant to this subsection (iv), when combined with the amounts paid or payable by HBL pursuant to subsection (ii), exceed the proceeds from the offering received by HBL (net of any selling expenses paid by HBL), except in the case of willful misconduct or fraud by HBL.

8. Miscellaneous

8.1 Entire Agreement; Amendment. This Agreement and the schedule and exhibits hereto, constitute the full and entire understanding and agreement between the parties with regard to the subject hereof, and no party shall be liable or bound to any other party in an manner by any warranties, representations or covenants except as specifically set forth herein or therein. Neither this Agreement nor any term hereof may be amended, waived or discharged other than by a written instrument signed by all the parties hereto.

8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing, in English and shall be deemed effectively given: (i) upon delivery to the party if delivered personally or via courier; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; or (iii) on the date set forth on the return receipt, if sent by registered or certified mail, return receipt requested, postage prepaid. All notices and communications shall be sent to the parties at the addresses set forth on the signature page below (or at such other addresses as shall be specified by notice given in accordance with this Section 8.2).

8.3 Assignment. Neither party may assign, convey or transfer any of its rights or obligations under this Agreement; provided, that HBL may assign it rights hereunder to any of its Affiliates (as such term is defined in Cell Cure’s Articles).

8.4 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

8.5 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without the said provision; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.6 Expenses; taxes. Each party shall bear all taxes incurred by it in connection with the Transactions and for which such party is statutorily liable. However, in the event that BioTime is required to withhold income taxes at source with respect to the transfer of the Traded Stock pursuant to Section 2.2.4.2 above, BioTime shall have the right to withhold such amounts as required under applicable tax law at the applicable rate for such withholding in accordance with applicable law or a HBL Tax Certificate providing for a reduced rate. “HBL Tax Certificate” means a certification or ruling of exemption of withholding tax and/or proof of payment, or arrangement to pay, or a deferral of payment of any taxes required to be so paid by HBL, issued by relevant tax authority, in a form and substance acceptable to BioTime.

8.7 Representation; waiver of conflict of interest. Each party hereto acknowledges that it has had the opportunity to obtain independent legal and tax advice prior to executing this Agreement and fully understands all provisions of this Agreement. HBL and BioTime recognize and acknowledge that counsel to BioTime also represents Cell Cure in connection with various legal matters and each of BioTime and HBL waive any conflict of interest or other allegations in this regard.

8.8 Governing Law and Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Israel. Any proceeding regarding a dispute arising under or in relation to this Agreement shall be resolved solely and exclusively in the competent court located (i) in the city of Tel Aviv, Israel, if such proceeding is initiated by BioTime, and (ii) in the city of New York, New York, if such proceeding is initiated by HBL, and each of the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such venue.

8.9 Counterparts. This Agreement may be executed in any number of counterparts and the executed signature pages sent to the other parties by facsimile transmission or PDF shall be binding as evidence of such party’s agreement hereto and acceptance hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

/s/ Aditya P. Mohanty	/s/ Baruch Halpert
BioTime Inc.	HBL-Hadasit Bio-Holdings Ltd.

Name: Aditya P. Mohanty	Name: Baruch Halpert
Title: Co-CEO	Title: Chairman

1010 Atlantic Ave., Suite 102	Jerusalem Bio-Park, 5th Floor
Alameda, CA 94501	Hadassah Ein-Kerem Campus,
USA	Jerusalem 91120
Israel
Facsimile:
E-mail:	Facsimile:
Attn:	E-mail:
Attn:

EXHIBIT A

CELL CURE DEBT

Loan document	Remittance Date	Amount of loan remitted (in US$)
Subscription Offer dated May 8, 2014	September 9, 2014	[ * ]
	September 1, 2015	[ * ]
	April 2, 2015	[ * ]

Subscription Offer dated November 10, 2015	February 14, 2016	[ * ]
	February 21, 2016	[ * ]
	April 19, 2016	[ * ]
	June 14, 2016	[ * ]

Loan Agreement dated October 5, 2016, as amended on November 29, 2016 and the promissory notes dated (1) August 25, 2016 and (2) October 6, 2016.	August 25, 2016	[ * ]
	October 6, 2016	[ * ]

Loan Agreement dated, December 11, 2016 and the promissory note dated December 13, 2016	December 13, 2016	[ * ]

Loan Agreement dated March 21, 2017 and the promissory note dated March 29, 2017.	March 29, 2017	[ * ]

Loan Agreement dated March 30, 2017, and the promissory note dated April 24, 2017.	April 24, 2017	[ * ]

EXHIBIT B

Debt Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY APPLICABLE U.S. STATE SECURITIES LAWS OR COMPARABLE SECURITIES LAW OF A NON-U.S. JURISDICTION (COLLECTIVELY, THE “SECURITIES LAWS”). THEY MAY NOT BE OFFERED FOR SALE, SOLD, CONVEYED, TRANSFERRED, PLEDGED, GIFTED, ASSIGNED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (1) REGISTERED UNDER SUCH SECURITIES LAWS, OR (2) PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION UNDER SUCH SECURITIES LAWS AND THE RULES PROMULGATED THEREUNDER, PROVIDED THAT THE HOLDER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

Date of Issuance: _________ __, 2017

WARRANT TO PURCHASE ORDINARY SHARES

OF CELL CURE NEUROSCIENCES LTD.

(THE “WARRANT”)

THIS CERTIFIES THAT, for value received, the receipt and sufficiency of which is hereby acknowledged, HBL-Hadasit Bio-Holdings Ltd., (the “Holder”) is entitled to purchase, at the Exercise Price (as such term is defined in Section 2 below) and at any time and from time to time until the Expiration Date (as defined in Section 2 hereof), such number of Ordinary Shares, nominal value NIS 0.01 each (the “Ordinary Shares”) of Cell Cure Neurosciences Ltd. (the “Company”) as set forth herein, subject to the provisions and upon the terms and conditions hereinafter set forth in this Warrant, being issued to the Holder pursuant to that certain Debt and Note Purchase Agreement, dated June 16, 2017 (the “Debt Purchase Agreement”).

1. Number & Class of Warrant Shares; Exercise Price & Period.

(a) Number of Warrant Shares; Exercise Price. The Holder will be entitled to purchase up to 24,566 Ordinary Shares (the “Warrant Shares”) at an exercise price per each Warrant Share of US$40.5359 (the “Exercise Price”):

(b) Vesting. The Warrant Shares shall be fully vested upon the Date of Issuance, set forth above.

(c) Exercise Period. This Warrant (and all rights of the Holder hereunder) will expire and will no longer be exercisable upon the earlier to occur of: (i) the lapse of 5 (five) years from the Date of Issuance, (ii) immediately prior to the closing of a Corporate Transaction or (iii) immediately prior to the closing of an IPO (the “Expiry Date”); provided that in the case of clause (ii) and (iii), the Company shall notify the Holder of such event by providing the Holder a written notice by no later than fifteen (15) days prior to the closing of an IPO or Corporate Transaction, as applicable.

(d) Adjustment. If the outstanding shares of the class or series of shares issuable upon exercise hereof shall be subdivided into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall simultaneously with the effectiveness of such subdivision, be proportionately reduced. If the outstanding shares of the class or series of shares issuable upon exercise hereof shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, in accordance herewith, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment. In case at any time or from time to time on or after the date hereof the holders of the class of shares of which the Warrant Shares are a part, shall have received or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional securities of the Company by way of dividend, bonus shares or other distribution, then, and in each case, the Holder shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities of the Company which such Holder would be entitled to receive had it been the holder of record of such Warrant Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional shares receivable by it as aforesaid during such period.

(e)	For the purpose of this Warrant, the following terms are defined as follows:

“IPO” means an initial underwritten public offering of the Shares of the Company pursuant to an effective registration statement under the United States Securities Act of 1933, as amended or the Israeli Securities Law, 5728-1968, as amended or equivalent law of another jurisdiction

“Corporate Transaction” means the consummation of any of the following transactions or series of related transactions to which the Company is a party: (i) A merger, acquisition, reorganization or consolidation in which the Company is not the surviving entity (or survives only as a subsidiary of another entity whose shareowners did not own all or substantially all of the shares in substantially the same proportions as immediately prior to such transaction), except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated; or (ii) the sale, transfer, exchange or other disposition of all or substantially all of the shares or assets of the Company (including, intellectual property rights which, in the aggregate, constitute substantially all of the Company’s material assets), in a transaction not covered by the exception to clause (i) above; provided, however, that a bona fide private equity financing of the Company, which does not fall under Section (i) or (ii) above, shall not constitute a Corporate Transaction hereunder.

2. Method of Exercise; Payment; Redemption

(a) Prior to the Expiry Date, this Warrant may be exercised by the Holder, in whole or in part), by the surrender of this Warrant, with a duly executed notice of exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”) at the principal office of the Company, accompanied by the payment to the Company, by cash, wire transfer or such other method acceptable to the Company, of an amount equal to the applicable Exercise Price under Section 1(a) above.

(b) In the event that the Holder does not provide the Company with the Notice of Exercise and effect the payment in consideration for the Warrant Shares purchased by such Holder prior to the Expiry Date, then such Holder shall be deemed to have waived its rights under this Warrant.

(c) The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 2(a) above, and the Holder shall be deemed the holder of record of the Warrant Shares as of such date.

(d) In the event of any exercise of this Warrant in accordance with the terms hereof, the Company shall (i) issue the Warrant Shares to the Holder; (ii) deliver to the Holder share certificate(s) evidencing the Warrant Shares (iii) register the Holder in its register of shareholders; and (iv) notify the Israeli Companies Registrar of such issuance. In the event of a partial exercise of this Warrant, the Company shall concurrently issue to the Holder a replacement warrant on the same terms and conditions of this Warrant, which shall be dated as of the date hereof, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.

2.A Net Issue Exercise.

(e) Notwithstanding the foregoing, in lieu of payment of the Exercise Price per Warrant Share as set forth in Section 2(a) above, the Holder may elect to receive, for no additional consideration, Warrant Shares equal to the value of this Warrant, or any portion of the Warrant which the Holder requests to exercise, by surrender of this Warrant at the principal office of the Company together with executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

Y (A-B)

X = ———————

A

Where: X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares underlying the portion of this Warrant which the Holder requests to exercise pursuant to this Section 2A.

A = the per share Fair Market Value (as defined below) of a Warrant Share as of the date of exercise pursuant to this Section 2A.

B = The per shares Exercise Price of a Warrant Share issuable under this Warrant, as in effect on the date of exercise pursuant to this Section 2A.

(i) In no event shall a Net Issue Exercise be settled in cash.

For example, if the Holder elects to exercise this Warrant pursuant to this Section 2A, with respect to 10,000 Warrant Shares (i.e. Y=10,000), and assuming that the per share Fair Market Value of a Warrant Share as of the exercise date is US$80 (i.e. A=80), and the per share Exercise Price of a Warrant Share as of the exercise date is US$40.5359 (i.e. B=40.5359), then the Company shall issue to the Holder 4,933 Warrant Shares upon such exercise (i.e. X=4,933).

(f) Fair Market Value. For purposes of this Section 2A, the per share “Fair Market Value” of the Warrant Shares shall mean:

(i) If the Company’s Ordinary Shares are publicly traded and listed on a stock exchange, the per share Fair Market Value of the Warrant Shares shall be the average of the closing prices of the Ordinary Shares as quoted on the principal exchange on which the Ordinary Shares are listed, in each case for the 15 (fifteen) trading days ending five trading days prior to the date of exercise pursuant to this Section 2A;

(ii) If the Ordinary Shares are not publicly traded and:

(1) the exercise date is immediately prior to the closing of an IPO, then the Fair Market Value shall be offer price of the IPO for each Ordinary Share of the Company with the exercise of Warrant and issuance of the Warrant Shares shall be deemed to have taken place immediately prior to the closing of the IPO.

(2) the exercise date is immediately prior to the closing of a Corporate Transaction, then the per share Fair Market Value of the Warrant Shares shall the price per Warrant Share as determined as part of such Corporate Transaction

(3) otherwise, as shall be determined in good faith by the Company’s Board of Directors (the “Board”) and described in a written notice delivered by the Company to the Holder within five (5) days following the date of exercise pursuant to this Section 2A (the “Fair Market Value Notice”); provided, however, that the Holder shall be entitled to object to such determination by delivering a written notice to the Company to that effect (an “Objection Notice”), in which event the Fair Market Value shall be determined by an independent appraiser selected by the Company and the Holder, whose costs of engagement shall be borne by the Holder If an Objection Notice is not delivered by the Holder to the Company within twenty (20) days after delivery by the Company of the Fair Market Value Notice to the Holder, such failure to so object will be deemed an irrevocable waiver and release by the Holder of the Company, its shareholders, officers, directors, employees, representatives, legal counsel and affiliated entities, from all claims, demands, liabilities, damages, losses, costs and expenses in connection with the determination of the Fair Market Value by the Board.

3. Shares Fully Paid; Reservation of Shares. All of the Warrant Shares issuable upon the exercise of this Warrant will, upon issuance and receipt of the Exercise Price therefore, be validly issues, fully paid and non-assessable, and free from all liens, charges, claims, encumbrances, preemptive rights, rights of first refusal or similar rights, or any other third party rights with respect thereto. At all times prior to the Expiry Date, the Company will have authorized and reserved for issuance sufficient shares, free from pre-emptive rights to provide for the exercise of this Warrant, so that this Warrant may be exercised without additional authorization of share capital. The Company will not by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of its securities or any other action, avoid, or seek to avoid, the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all provisions hereof and in taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder hereunder against any impairment.

4. Lock-Up. In the event of an IPO, the Warrant Holder agrees that the Warrant Shares shall be subject to a “lock-up” period on the same terms and conditions as shall be applicable to other shareholders of the Company.

5. Fractional Shares. No fractional shares will be issued in connection with any exercise of this Warrant. In the event of fractional shares, the Company will round up the number of Warrant Shares issuable upon such exercise to the nearest whole share (with one-half being rounded upward).

6. No Public Market in Shares. The Holder acknowledges that no public market now exists for any of the Warrant Shares and that the Company has made no assurances that a public market will ever exist for the Company’s shares. The Holder further acknowledges that it is an experienced investor and that it is fully capable of assessing the risks of exercising the Warrant Shares and of bearing the economic risks of doing so.

7. No Transferability. Neither party may assign, convey or transfer any of its rights or obligations under this Warrant; provided, that the Holder may assign this Warrant and its rights hereunder to any of its Affiliates (as such term is defined in the Debt Purchase Agreement).

8. No Rights of Shareholders. Except as otherwise provided in the Debt Purchase Agreement, this Warrant, does not, by itself, entitle the Holder to any rights (voting or otherwise) as a shareholder of the Company. In the absence of affirmative action by the Holder to acquire Warrant Shares by exercise of this Warrant, no provisions of this Warrant shall cause the Holder to be a shareholder of the Company for any purpose.

9. Loss, Theft, Destruction or Mutilation of Warrant. If this Warrant is lost, stolen, destroyed or mutilated, the Company will execute and deliver to the Holder a replacement warrant of like date, tenor, and denomination upon receipt by the Company of (a) evidence satisfactory to the Company of the occurrence of such event; and (b) (i) in the event of mutilation, upon surrender and cancellation of this Warrant; or (ii) in the event of loss, theft, or destruction of this Warrant, of indemnity reasonably satisfactory to the Company.

10. Taxes. Each party acknowledges and agrees that any and all tax imposed on such party in connection with this Warrant, including with relation to the grant hereof, the exercise of the Warrant Shares, and the sale of the Warrant Shares shall be borne solely by such party, and such party will be solely liable for all such tax.

11. Headings. The headings contained in this Warrant have been inserted as a matter of convenience, do not form part, and will not affect construction of, this Warrant.

12. Governing Law; Jurisdiction. This Warrant and all matters arising out of or in connection with this Warrant will be governed by, and construed in accordance with, the laws of the State of Israel, without reference to its conflict of laws principles. Any proceeding regarding a dispute arising under or in relation to this Agreement will be resolved exclusively in the competent courts of (i) Tel Aviv-Jaffa if such proceeding is initiated by BioTime, and (ii) in the city of New York, New York, if such proceeding is initiated by HBL, and the Company and the Holder hereby irrevocably submits to the sole and exclusive jurisdiction of such courts.

13. Partial Invalidity. If any provision of this Warrant is held by a court of competent jurisdiction to be invalid or unenforceable under applicable law, then such provision will be excluded from this Warrant and the remainder of this Warrant will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms; provided, however, that in such event this Warrant will be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

14. Entire Agreement. The Debt Purchase Agreement and this Warrant constitute the entire agreement between the Holder and the Company relating to the subject matter addressed herein, and supersedes all prior communications, contracts or agreements, whether oral or written.

15. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and/or PDF signatures of a party shall be binding as evidence of such party’s agreement hereto and acceptance hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date above written.

Cell Cure Neurosciences Ltd.

By:
Dr. Charles Irving
Title:	CEO

Agreed and accepted:

HBL-Hadasit Bio-Holdings Ltd

By:
Title:

EXHIBIT A

NOTICE OF EXERCISE

To:

Cell Cure Neurosciences Ltd.

Hadassah Medical Center

POB 12000

Jerusalem, 91120

Israel

Attn:	Chief Executive Officer

1.	Pursuant to that certain Warrant to Purchase Ordinary Shares of Cell Cure Neurosciences Ltd., the undersigned hereby elects:

[check the box that applies]

☐	to exercise the Warrant and purchase ____ Warrant Shares (as defined therein), and tenders herewith payment in full for the purchase price of the Warrant Shares being purchased.

☐	to exercise this Warrant with respect to ___ Warrant Shares by net exercise election pursuant to Section 2A of the Warrant.

2.	Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned, and record same in the Company’s internal share registry.

Very truly yours,

HBL-Hadasit Bio-Holdings Ltd.

By:
Title:

EXHIBIT C

Investment Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY APPLICABLE U.S. STATE SECURITIES LAWS OR COMPARABLE SECURITIES LAW OF A NON-U.S. JURISDICTION (COLLECTIVELY, THE “SECURITIES LAWS”). THEY MAY NOT BE OFFERED FOR SALE, SOLD, CONVEYED, TRANSFERRED, PLEDGED, GIFTED, ASSIGNED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (1) REGISTERED UNDER SUCH SECURITIES LAWS, OR (2) PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION UNDER SUCH SECURITIES LAWS AND THE RULES PROMULGATED THEREUNDER, PROVIDED THAT THE HOLDER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

Date of Issuance: _________ __, _______

WARRANT TO PURCHASE SHARES

OF CELL CURE NEUROSCIENCES LTD.

(THE “WARRANT”)

THIS CERTIFIES THAT, for value received, the receipt and sufficiency of which is hereby acknowledged, HBL-Hadasit Bio-Holdings Ltd., (the “Holder”) is entitled to purchase, at the Exercise Price (as such term is defined in Section 2 below) and at any time and from time to time until the Expiration Date (as defined in Section 2 hereof), such number of [_________insert type of Shares], nominal value NIS 0.01 each (the “Shares”) of Cell Cure Neurosciences Ltd. (the “Company”) as set forth herein, subject to the provisions and upon the terms and conditions hereinafter set forth in this Warrant, being issued to the Holder pursuant to that certain Debt and Note Purchase Agreement, dated June ____, 2017 (the “Debt Purchase Agreement”).

1. Number & Class of Warrant Shares; Exercise Price & Period.

(a) Number of Warrant Shares; Exercise Price. The Holder will be entitled to purchase up to [insert number of shares] Shares (the “Warrant Shares”) at an exercise price per each Warrant Share of US$[insert exercise price] (the “Exercise Price”):

(b) Vesting. The Warrant Shares shall be fully vested upon the Date of Issuance, set forth above.

(c) Exercise Period. This Warrant (and all rights of the Holder hereunder) will expire and will no longer be exercisable upon the earlier to occur of: (i) the lapse of 5 (five) years from the Closing of the Debt Purchase Agreement (as such term is defined therein), (ii) immediately prior to the closing of a Corporate Transaction or (iii) immediately prior to the closing of an IPO (the “Expiry Date”); provided that in the case of clause (ii) and (iii), the Company shall notify the Holder of such event by providing the Holder a written notice by no later than fifteen (15) days prior to the closing of an IPO or Corporate Transaction, as applicable.

(d) Adjustment. If the outstanding shares of the class or series of shares issuable upon exercise hereof shall be subdivided into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall simultaneously with the effectiveness of such subdivision, be proportionately reduced. If the outstanding shares of the class or series of shares issuable upon exercise hereof shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, in accordance herewith, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment. In case at any time or from time to time on or after the date hereof the holders of the class of shares of which the Warrant Shares are a part, shall have received or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional securities of the Company by way of dividend, bonus shares or other distribution, then, and in each case, the Holder shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities of the Company which such Holder would be entitled to receive had it been the holder of record of such Warrant Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional shares receivable by it as aforesaid during such period.

(e)	For the purpose of this Warrant, the following terms are defined as follows:

“IPO” means an initial underwritten public offering of the Shares of the Company pursuant to an effective registration statement under the United States Securities Act of 1933, as amended or the Israeli Securities Law, 5728-1968, as amended or equivalent law of another jurisdiction

“Corporate Transaction” means the consummation of any of the following transactions or series of related transactions to which the Company is a party: (i) A merger, acquisition, reorganization or consolidation in which the Company is not the surviving entity (or survives only as a subsidiary of another entity whose shareowners did not own all or substantially all of the shares in substantially the same proportions as immediately prior to such transaction), except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated; or (ii) the sale, transfer, exchange or other disposition of all or substantially all of the shares or assets of the Company (including, intellectual property rights which, in the aggregate, constitute substantially all of the Company’s material assets), in a transaction not covered by the exception to clause (i) above; provided, however, that a bona fide private equity financing of the Company, which does not fall under Section (i) or (ii) above, shall not constitute a Corporate Transaction hereunder.

2. Method of Exercise; Payment; Redemption

(a) Prior to the Expiry Date, this Warrant may be exercised by the Holder, in whole or in part), by the surrender of this Warrant, with a duly executed notice of exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”) at the principal office of the Company, accompanied by the payment to the Company, by cash, wire transfer or such other method acceptable to the Company, of an amount equal to the applicable Exercise Price under Section 1(a) above.

(b) In the event that the Holder does not provide the Company with the Notice of Exercise and effect the payment in consideration for the Warrant Shares purchased by such Holder prior to the Expiry Date, then such Holder shall be deemed to have waived its rights under this Warrant.

(c) The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 2(a) above, and the Holder shall be deemed the holder of record of the Warrant Shares as of such date.

(d) In the event of any exercise of this Warrant in accordance with the terms hereof, the Company shall (i) issue the Warrant Shares to the Holder; (ii) deliver to the Holder share certificate(s) evidencing the Warrant Shares (iii) register the Holder in its register of shareholders; and (iv) notify the Israeli Companies Registrar of such issuance. In the event of a partial exercise of this Warrant, the Company shall concurrently issue to the Holder a replacement warrant on the same terms and conditions of this Warrant, which shall be dated as of the date hereof, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.

2A. Net Issue Exercise.

(a) Notwithstanding the foregoing, in lieu of payment of the Exercise Price per Warrant Share as set forth in Section 2(a) above, the Holder may elect to receive, for no additional consideration, Warrant Shares equal to the value of this Warrant, or any portion of the Warrant which the Holder requests to exercise, by surrender of this Warrant at the principal office of the Company together with executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

Y (A-B)

X = ———————

A

Where:

X =	the number of Warrant Shares to be issued to the Holder

Y=	the number of Warrant Shares underlying the portion of this Warrant which the Holder requests to exercise pursuant to this Section 2A.

A =	the per share Fair Market Value (as defined below) of a Warrant Share as of the date of exercise pursuant to this Section 2A.

B =	The per shares Exercise Price of a Warrant Share issuable under this Warrant, as in effect on the date of exercise pursuant to this Section 2A.

(i)	In no event shall a Net Issue Exercise be settled in cash.

For example, if the Holder elects to exercise this Warrant pursuant to this Section 2A, with respect to 10,000 Warrant Shares (i.e. Y=10,000), and assuming that the per share Fair Market Value of a Warrant Share as of the exercise date is US$80 (i.e. A=80), and the per share Exercise Price of a Warrant Share as of the exercise date is US$40.5359 (i.e. B=40.5359), then the Company shall issue to the Holder 4,933 Warrant Shares upon such exercise (i.e. X=4,933).

(b) Fair Market Value. For purposes of this Section 2A, the per share “Fair Market Value” of the Warrant Shares shall mean:

(i) If the Company’s Ordinary Shares are publicly traded and listed on a stock exchange, the per share Fair Market Value of the Warrant Shares shall be the average of the closing prices of the Ordinary Shares as quoted on the principal exchange on which the Ordinary Shares are listed, in each case for the 15 (fifteen) trading days ending five trading days prior to the date of exercise pursuant to this Section 2A, multiplied by the number of Ordinary Shares into which each Warrant Share is then convertible;

(ii) If the Ordinary Shares are not publicly traded and:

(1) the exercise date is immediately prior to the closing of an IPO, then the Fair Market Value shall be offer price of the IPO for each Ordinary Share of the Company, multiplied by the number of Ordinary Shares into which each Warrant Share is then convertible, with the exercise of Warrant and issuance of the Warrant Shares shall be deemed to have taken place immediately prior to the closing of the IPO.

(2) the exercise date is immediately prior to the closing of a Corporate Transaction, then the per share Fair Market Value of the Warrant Shares shall the price per Warrant Share as determined as part of such Corporate Transaction

(3) otherwise, as shall be determined in good faith by the Company’s Board of Directors (the “Board”) and described in a written notice delivered by the Company to the Holder within five (5) days following the date of exercise pursuant to this Section 2A (the “Fair Market Value Notice”); provided, however, that the Holder shall be entitled to object to such determination by delivering a written notice to the Company to that effect (an “Objection Notice”), in which event the Fair Market Value shall be determined by an independent appraiser selected by the Company and the Holder, whose costs of engagement shall be borne by the Holder If an Objection Notice is not delivered by the Holder to the Company within twenty (20) days after delivery by the Company of the Fair Market Value Notice to the Holder, such failure to so object will be deemed an irrevocable waiver and release by the Holder of the Company, its shareholders, officers, directors, employees, representatives, legal counsel and affiliated entities, from all claims, demands, liabilities, damages, losses, costs and expenses in connection with the determination of the Fair Market Value by the Board.

3. Shares Fully Paid; Reservation of Shares. All of the Warrant Shares issuable upon the exercise of this Warrant will, upon issuance and receipt of the Exercise Price therefore, be validly issues, fully paid and non-assessable, and free from all liens, charges, claims, encumbrances, preemptive rights, rights of first refusal or similar rights, or any other third party rights with respect thereto. At all times prior to the Expiry Date, the Company will have authorized and reserved for issuance sufficient shares, free from pre-emptive rights to provide for the exercise of this Warrant, so that this Warrant may be exercised without additional authorization of share capital. The Company will not by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of its securities or any other action, avoid, or seek to avoid, the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all provisions hereof and in taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder hereunder against any impairment.

4. Lock-Up. In the event of an IPO, the Warrant Holder agrees that the Warrant Shares shall be subject to a “lock-up” period on the same terms and conditions as shall be applicable to other shareholders of the Company.

5. Fractional Shares. No fractional shares will be issued in connection with any exercise of this Warrant. In the event of fractional shares, the Company will round up the number of Warrant Shares issuable upon such exercise to the nearest whole share (with one-half being rounded upward).

6. No Public Market in Shares. The Holder acknowledges that no public market now exists for any of the Warrant Shares and that the Company has made no assurances that a public market will ever exist for the Company’s shares. The Holder further acknowledges that it is an experienced investor and that it is fully capable of assessing the risks of exercising the Warrant Shares and of bearing the economic risks of doing so.

7. No Transferability. Neither party may assign, convey or transfer any of its rights or obligations under this Warrant; provided, that the Holder may assign this Warrant and its rights hereunder to any of its Affiliates (as such term is defined in the Debt Purchase Agreement).

8. No Rights of Shareholders. Except as otherwise provided in the Debt Purchase Agreement, this Warrant, does not, by itself, entitle the Holder to any rights (voting or otherwise) as a shareholder of the Company. In the absence of affirmative action by the Holder to acquire Warrant Shares by exercise of this Warrant, no provisions of this Warrant shall cause the Holder to be a shareholder of the Company for any purpose.

9. Loss, Theft, Destruction or Mutilation of Warrant. If this Warrant is lost, stolen, destroyed or mutilated, the Company will execute and deliver to the Holder a replacement warrant of like date, tenor, and denomination upon receipt by the Company of (a) evidence satisfactory to the Company of the occurrence of such event; and (b) (i) in the event of mutilation, upon surrender and cancellation of this Warrant; or (ii) in the event of loss, theft, or destruction of this Warrant, of indemnity reasonably satisfactory to the Company.

10. Taxes. Each party acknowledges and agrees that any and all tax imposed on such party in connection with this Warrant, including with relation to the grant hereof, the exercise of the Warrant Shares, and the sale of the Warrant Shares shall be borne solely by such party, and such party will be solely liable for all such tax.

11. Headings. The headings contained in this Warrant have been inserted as a matter of convenience, do not form part, and will not affect construction of, this Warrant.

12. Governing Law; Jurisdiction. This Warrant and all matters arising out of or in connection with this Warrant will be governed by, and construed in accordance with, the laws of the State of Israel, without reference to its conflict of laws principles. Any proceeding regarding a dispute arising under or in relation to this Agreement will be resolved exclusively in the competent courts of (i) Tel Aviv-Jaffa if such proceeding is initiated by BioTime, and (ii) in the city of New York, New York, if such proceeding is initiated by HBL, and the Company and the Holder hereby irrevocably submits to the sole and exclusive jurisdiction of such courts.

13. Partial Invalidity. If any provision of this Warrant is held by a court of competent jurisdiction to be invalid or unenforceable under applicable law, then such provision will be excluded from this Warrant and the remainder of this Warrant will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms; provided, however, that in such event this Warrant will be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

14. Entire Agreement. The Debt Purchase Agreement and this Warrant constitute the entire agreement between the Holder and the Company relating to the subject matter addressed herein, and supersedes all prior communications, contracts or agreements, whether oral or written.

15. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and/or PDF signatures of a party shall be binding as evidence of such party’s agreement hereto and acceptance hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date above written

Cell Cure Neurosciences Ltd.

By:
Dr. Charles Irving
Title:	CEO

Agreed and accepted:

HBL-Hadasit Bio-Holdings Ltd

By:
Title:

EXHIBIT A

NOTICE OF EXERCISE

To:

Cell Cure Neurosciences Ltd.

Hadassah Medical Center

POB 12000

Jerusalem, 91120

Israel

Attn:	Chief Executive Officer

1.	Pursuant to that certain Warrant to Purchase Shares of Cell Cure Neurosciences Ltd., the undersigned hereby elects:

[check the box that applies]

☐	to exercise the Warrant and purchase ____ Warrant Shares (as defined therein), and tenders herewith payment in full for the purchase price of the Warrant Shares being purchased.

☐	to exercise this Warrant with respect to ___ Warrant Shares by net exercise election pursuant to Section 2A of the Warrant.

2	Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned, and record same in the Company’s internal share registry.

Very truly yours,

HBL-Hadasit Bio-Holdings Ltd.

By:
Title:

EXHIBIT D

Press Release

Schedule/Exhibit D

Press Release

Hadasit Bio-Holdings (HBL) and BioTime Complete Shares Swap Transaction in Cellcure Neurosciences
As part of the transaction, HBL, which owns 21% of Cellcure’s share capital, will sell its entire holdings to BioTime, Inc., In exchange, BioTime will pay $12.75 million in Biotime shares to HBL

JERUSALEM, June 19, 2017 /PRNewswire/ —

Hadasit Bio-Holdings Ltd. (“HBL”) (TASE: HDST) announced that it has completed a share swap transaction with BioTime, Inc., (“BioTime”) (TASE: BTX.TA) in their joint portfolio company Cell Cure Neurosciences (“Cell Cure”).

The transaction is the first exit event to HBL since its establishment in 2006.

Cell Cure is a privately held company held by HBL (approximately 21%) with the majority of the shares held by BioTime. Under the terms of the transaction, HBL will sell its entire holdings in Cellcure to BioTime, as well as its interest in certain convertible loans provided by HBL to Cell Cure.

The consideration provided by BioTime in exchange of its Cell Cure shares and loans is approximately $12.75 million, payable by issuance of BioTime shares to HBL at the transaction’s closing date.

BioTtime committed to file with the Securities and Exchange Commission (the “SEC”) a registration statement to register the shares issued by it to HBL as part of the transaction.

HBL reserves the right to buy back up to approximately 5% of Cell Cure shares for a period of five years at a price of $40.5356 per share, so as to benefit from future upside. In addition, If Cell Cure consummates a financing through the issuance of shares during the five year period following closing of the transaction, BioTime committed to ensure that Cell Cure provide HBL with a warrant, to purchase shares of the same type and class as issued in such financing, in an amount equal to 5% of the aggregate amount of Cell Cure’s securities issued thereunder, on the same terms of the financing, exercisable during a period of five years commencing on the closing. In the event that Cell Cure fails to issue HBL such warrant(s), BioTime will grant HBL an option to purchase shares of Cell Cure held by it, on the same terms as those mentioned above.

At the closing, the directors appointed to the Board of Directors of Cell Cure by HBL will resign and HBL will be entitled to appoint an observer to Cell Cure’s Board of Directors.

HBL expects to reflect in its 2017 financial statements an accounting revenue of approximately $ 9 million (before tax calculation) for the transaction, subject to the completion date thereof.

HBL largest shareholders are Centaurus Investment Ltd and Hadasit, the technology transfer company of the Hadassah Medical Center.

HBL Chairman, Baruch Halpert, commented, “We are pleased to enter into a share swap agreement with BioTime, our partner for the past several years. We have full confidence in BioTime’s management and its expertise in stem cells technology to succeed in commercializing the breakthrough science of the stem cell therapy developed by Prof. Benjamin Reubinoff and Dr. Eyal Banin from Hadassah Medical Center.”

Mr. Vincent Tchenguiz on behalf of Consensus Business Group (“CBG”) advising Centaurus Investment Ltd, said, “After many years of supporting the company, we are very delighted that HBL has reached this significant milestone with the completion of this transaction. Centaurus has identified the potential of HBL early on and we plan to continue investing in biomed companies in Israel.

Dr. Tamar Raz, CEO of Hadasit, said, “CellCure is the perfect example of breakthrough science developed at Hadassah by Profs. Benjamin Reubinoff and Eyal Banin from the Hadassah Medical Center, that reached advanced stages of development following a successful technology transfer. Hadasit will remain involved with CellCure through its collaboration and licensing agreement with the Company.”

HBL - Hadasit Bio-Holdings Ltd. is a holding company with holdings in life sciences companies involved in medical and biotechnological research and development. HBL was founded and listed on the Tel Aviv Stock Exchange to allow the public to have a share in the biotechnological field. Most of HBL portfolio companies originate in knowhow developed at the Hadassah Medical Center in Jerusalem.

“Centaurus Investment Ltd (a BVI Company) is wholly owned by the trustees of a discretionary family trust, which is advised by CBG.

CBG, chaired by Mr Vincent Tchenguiz, is a business group with diversified investment portfolio that includes structured financial instruments and purchase, management and development of commercial and residential real estate properties. CBG is strategically focused on the biotech industry but it is active also in renewable energy, infrastructures, cyber, enterprise software and digital media. To date, CBG has participated in over

$400 million of private equity, venture capital infrastructure and funds investment. CBG advises Centaurus on its investments in Israel.

Hadasit is the technology transfer company of the Hadassah Medical Center, established 100 years ago and considered one of Israel’s major medical centers. The combination of practical experience, the ability to pinpoint medical needs and research at the forefront of science has yielded a broad potential of ideas, innovation and developments in all aspects of medicine, including pharmaceuticals, diagnostics and medical devices. Hadasit was founded in 1986 as a tool for commercializing medical technologies developed in the hospitals and invested in turning ideas into existing products and services for the benefit of humanity. Hadasit cooperates with leading international companies and research institutes as well as incubators and venture capital groups

CellCure Neuroscience is a biotechnological company focusing on developing cell therapy for degenerative retinal and macular diseases. CellCure’s technology is based on human embryonic stem cells (hESC) which can be produced on a mass scale for any cell of the human body.

BioTime is a clinical-stage biotechnology company focused on developing and commercializing novel therapies developed from what the company believes to be the world’s premier collection of pluripotent cell assets. The foundation of BioTime’s core therapeutic technology platform is pluripotent cells that are capable of becoming any of the cell types in the human body. Pluripotent cells have potential application in many areas of medicine with large unmet patient needs, including various age-related degenerative diseases and degenerative conditions for which there presently are no cures. Unlike pharmaceuticals that require a molecular target, therapeutic strategies based on the use of pluripotent cells are generally aimed at regenerating or replacing affected cells and tissues, and therefore may have broader applicability than pharmaceutical products. BioTime also has significant equity holdings in two publicly traded companies, Asterias Biotherapeutics, Inc. and OncoCyte Corporation, which BioTime founded and which, until recently, were majority-owned consolidated subsidiaries of BioTime. BioTime also has a significant ownership interest in HBL at 14%.

SOURCE Hadasit Bio-Holdings (HBL) and BioTime, Inc.

Contact for media: Baruch Halpert, +44-7553-887187, bhalpert@sapircapital.com

© Copyright BioTime, Inc.

Exhibit E

Cell Cure’s Amended Articles

THE COMPANIES LAW, 5759-1999

Fourth Amended and Restated Articles of Association of
CELL CURE NEUROSCIENCES LTD.

1. Name of the company

The company’s name in English is: CELL CURE NEUROSCIENCES LTD.

2. Purposes of the company

The purposes of the company are to engage in any legally permitted business

3. Registered Share Capital

The share capital of the Company is One Hundred Thousand New Israeli Shekels (NIS 100,000), divided into Ten Million (10,000,000) Ordinary Shares of nominal value of One Agora (NIS 0.01) each (the “Ordinary Shares”, or the “Shares”).

4. Shareholder liability

The liability of each shareholder for the indebtedness of the Company is limited to payment of the nominal value of the shares held by that shareholder

5. Share transfer, debenture, number of shareholders

5.1 The transfer of Shares requires the approval as set forth in Appendix A to these Articles.

5.2 Any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is hereby prohibited.

5.3 The number of shareholders for the time being of the company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were, while in such employment, and have continued after such employment to be, shareholders of the Company) is not to exceed fifty (50).

5.4 Where two (2) or more persons hold one (1) or more share(s) in the company jointly, they shall be deemed to be a single shareholder.

6. All other rights and obligations of the shareholders shall be as set forth in the provisions attached hereto as Appendix A.

Appendix A

THE COMPANIES LAW, 5759-1999

A PRIVATE COMPANY LIMITED BY SHARES

Fourth Amended and Restated Articles of Association of

CELL CURE NEUROSCIENCES LTD.

The name of the Company is: סל קיור נוירוסאיינסס בע”מ
and in English is: CELL CURE NEUROSCIENCES LTD.

PRELIMINARY

1. The purposes of the Company are to engage in any business, commercial, industrial or other activity of any kind which is not legally prohibited or restricted by applicable law.

2. Any Article in these Articles of Association which provides for an arrangement which differs in whole or in part from any provision in the Companies Law, 5759-1999 (the “Companies Law”) or the Companies Ordinance [New Version] 5743 - 1983 (the “Companies Ordinance”), as the case may be, which can be stipulated against, amended or added to, in whole or with regard to specific matters or within specific limitations, in accordance with any law, shall be considered a stipulation against the provision of the Companies Law or Companies Ordinance, as the case may be, even if the actual stipulation is not specified in the said Article, and even if it is expressly stated in the Article (in whatever form) that the effectiveness of the Article is subject to the provisions of any law.

3. In the event of a contradiction between any Article and the provisions of any law that may not be stipulated against, amended or added to, the provisions of the said law shall prevail, provided that the remaining Articles of these Articles of Association shall remain in full force and effect. The invalid Article shall be replaced by a valid Article that generally comes closest to the intention of the invalid Article.

4. In interpreting any Article or examining its effectiveness, the interpretation shall be given to that Article which is most likely to achieve its purpose as appearing therefrom or as appearing from the other Articles included within these Articles of Association.

Interpretation

5. In these Articles, unless the context otherwise requires:

Affiliate means an entity or person, which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such transferor-shareholder. For the purpose of these Articles, “Control” shall mean with respect to any entity, ownership as used with respect to any person means ownership (directly or indirectly) of at least fifty-one percent (51%) of the outstanding voting securities of a corporation or a comparable equity interest in a corporation (or such lesser percentage, being the maximum percentage of ownership allowed by law in a particular jurisdiction). The term “Controlled” shall have a correlative meaning.

Articles means these Fourth Amended and Restated Articles of Association of the Company, as they may be amended and replaced from time to time.

BioTime means BioTime Inc.

BioTime Group means together both BioTime and ESI

Board means the Board of Directors of the Company, constituted in accordance with the provisions of these Articles.

Companies Law means the Companies Law, 5759-1999 or any successor law, as shall be in force from time to time.

Company means Cell Cure Neurosciences Ltd.

Debt and Note Purchase Agreement means that certain Debt and Note Purchase Agreement entered into by and between BioTime, Inc. and HBL , dated June __, 2017.

Director means a member of the Board who has been appointed in accordance with the provisions of these Articles.

Disposition means any sale, assignment, transfer or pledge of, or any charge or other encumbrance over, or any other disposition or the grant in any way to a third party of any other rights in shares of the Company (and “dispose” shall have the correlative meaning).

Distribution means a distribution of a dividend in cash or in kind to the Shareholders.

Effective Date means the date these Articles were approved by the shareholders.

Eligible Shareholder Each holder of Ordinary Shares who holds at least ten percent (10%) of the Company’s issued and outstanding shares capital.

Encumber means creating or allowing to exist or agreeing to create or agreeing to allow to exist any mortgage, charge (fixed or floating), pledge, lien, option, right to acquire, assignment by way of security, trust arrangement for the purpose of providing security or any other security interest of any kind, including retention arrangements.

ESI means ES Cell International Pte. Ltd.

HBL – Hadasit Bio-Holdings Ltd. and/or its Affiliates

IPO means the consummation of the initial underwritten public offering of the Company’s securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any equivalent law of another jurisdiction.

New Securities shall mean any Shares of any kind of the Company, whether now or hereafter authorized, and rights, options, or warrants to purchase said Shares, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said Shares; provided, however, that “New Securities” shall not include (i) Shares issued by the Company in connection with subdivisions, combinations or issuances of dividends payable in additional shares of Shares, or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of said Shares; (ii) Shares issued to employees, directors or bona fide service providers of the Company pursuant to the exercise of any option plan approved by the Board; (iii) Ordinary Shares issued upon conversion of any preferred shares; (iv) Issuance of Ordinary Shares issued pursuant to an IPO; (v) grant of any warrant approved by the Board and the Shares issued to the holder of such warrant upon exercise thereof, including, but not limited to, any warrants granted and/or to be granted to HBL under the Debt and Note Purchase Agreement and Shares to be issued to HBL upon the exercise thereof; (vi) Shares issued upon conversion of the Zak Loans (as defined in the Debt and Note Purchase Agreement; and (vii) issuance of securities issued in connection with the acquisition of another corporation, business entity or line of business of another business entity by the Company by merger, consolidation, purchase of all or substantially all of the assets and/or shares, or other reorganization as a result of which the Company or its shareholders own more than fifty percent (50%) of the voting power of such corporation, which acquisition has been approved by a majority of the Board

Ordinary Shares means Ordinary Shares of the Company, par value NIS 0.01 each.

Register means the register of Shareholders to be maintained in accordance with the Companies Law, or, if the Company shall have any additional register(s) outside of Israel, any such additional register(s) as the case may be.

Shares means any shares of the Company of any class, as applicable.

Shareholder means any person registered in the Register as the owner of shares of the Company, at any given time.

6. Subject to the provisions of Article 5 above, terms used but not specifically defined herein, shall have the same meaning ascribed to such terms in the Companies Law or the Companies Ordinance, as the case may be, unless the subject or the context otherwise requires.

7. The Article headings contained herein are for convenience of reference only and shall not in any way affect the meaning or interpretation of these Articles.

LIMITATION OF LIABILITY; PRIVATE COMPANY

8. (a) The Company is a company limited by shares. The liability of the each shareholder for the indebtedness of the Company is limited to payment of the nominal value of the shares held by that shareholder.

(b) The Company is a private company and:

(1) The number of shareholders for the time being of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were, while in such employment, and have continued after such employment to be, shareholders of the Company) is not to exceed fifty (50), but where two (2) or more persons hold one (1) or more share(s) in the Company jointly, they shall, for the purposes of this Article 8, be deemed to be a single shareholder;

(2) Any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is hereby prohibited; and

(3) The right to transfer shares shall be restricted as hereinafter provided.

SHARE CAPITAL

9. The share capital of the Company is One Hundred Thousand New Israeli Shekels (NIS 100,000), divided into Ten Million (10,000,000) Ordinary Shares of nominal value of One Agora (NIS 0.01) each (the “Ordinary Shares”, or the “Shares”).

RIGHTS OF THE ORDINARY SHARES

10. The Ordinary Shares shall have equal rights including voting rights and rights to dividends. The Ordinary Shares shall confer on their holders the right to receive notices of and to attend and to vote at general meetings of the Company. They shall confer upon the holders thereof equal rights to receive dividends and to receive, upon the Company’s winding-up, a sum equal to their nominal value, and if a surplus remains, to receive such surplus in proportion to the nominal value of the shares held by them respectively and in respect of which such Distribution is being made and to receive a portion of the Company’s profits, when distributed, in proportion to the nominal value of the shares held by them, respectively, and in respect of which such distribution is being made.

SHARES

11. Subject to the provisions of Article 14 below, the shares of the Company shall be under the control of the Board who may issue or allot them or give any person the option to acquire them or otherwise dispose of them for cash or other consideration to such persons, on such terms and conditions, and either at a premium or at par, or, subject to the provisions of the Companies Law, at a discount and at such times as the Board may deem fit, and with full authority to serve on any person a call on any shares either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board may deem fit.

12. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as by statute required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person and the Company shall not be bound by or required to recognize any equitable, contingent, future or partial interest in any shares or any right whatsoever in respect of any shares other than an absolute right to the entirety thereof in the registered holder.

13. The Company may, subject to the provisions of the Companies Law, issue redeemable shares and redeem them.

PRE-EMPTIVE RIGHTS

14. The right to participate in the allocation of shares will be as follows:

14.1 Until an IPO, each Eligible Shareholder shall have the pre-emptive right to purchase, its pro-rata portion, or any part thereof, of any New Securities that the Company may, from time to time, propose to sell and issue.

14.2 The Eligible Shareholder’s pro-rata portion shall be the ratio of the number of shares of the Company then held by such Eligible Shareholder as of the date of the Rights Notice (as defined below), to the aggregate number of shares (on an as-converted basis) held by all Shareholders as of such date.

14.3 Each Eligible Shareholder shall be also entitled to purchase any New Securities that are not purchased by the other Eligible Shareholders, by indicating such intent in his response notice to the Company as set forth below, provided, however, that if such over-subscriptions exceed the total number of New Securities available for sale and issue by the Company in such instance, then the over-subscriptions shall be cut back in accordance with each Eligible Shareholder’s pro-rata portion calculated based on ratio of the number of shares of the Company held by such Eligible Shareholder as of the date of the Rights Notice, to the aggregate number of shares held by all other Eligible Shareholders entitled to and who have indicated their intent to participate in the over-allotment as aforesaid, as of such date.

14.4 If the Company proposes to issue New Securities, it shall deliver to the Eligible Shareholders written notice thereof (the “Rights Notice”), describing the New Securities, the price, the general terms upon which the Company proposes to issue them, and the number of shares that the Eligible Shareholder has the right to purchase under this Article. Each Eligible Shareholder shall then be entitled to notify the Company, by written notice received by the Company within ten (10) days after receipt of the Rights Notice by such Eligible Shareholder, of the number of New Securities it wishes to purchase or obtain, at the price and on the terms specified in the Rights Notice.

14.5 If any Eligible Shareholder fails to provide the Company its notice as aforesaid within the described ten (10) day period, then such Eligible Shareholder shall be deemed to have waived its pre-emptive right pursuant to this Article 14 in relation to the applicable Rights Notice.

14.6 If the Eligible Shareholders fail to exercise in full their pre-emptive rights within the period or periods specified in this Article, the Company shall have ninety (90) days after delivery of the Rights Notice to sell the New Securities the Eligible Shareholders do not elect to purchase at a price and upon general terms no more favorable to the purchasers thereof than specified in the Rights Notice. If the Company has not sold the New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any New Shares without first offering such securities to the Eligible Shareholders in the manner provided above.

TRANSFER OF SHARES

15. Any transfer, assignment, pledge, mortgage or other Disposition by a shareholder of all or part of its Shares in the Company (each, a “Transfer”) shall be subject to the prior approval of the Board, and no Transfer shall have any legal effect without such approval. Furthermore, any Transfer of Shares of the Company shall be made in accordance with the provisions of these Articles and any applicable law.

16. No shareholder shall Encumber any of its Shares.

17. Notwithstanding any other provision or article in these Articles, a Shareholder shall not be entitled to Transfer its Shares in the Company and/or its rights and obligations under these Articles to a person or entity which competes, directly or indirectly, with the business of the Company, without the prior written consent of the other Shareholders.

18. No Transfer shall be approved or registered unless a proper instrument of transfer has been submitted to the Company (or its transfer agent) together with the share certificate for the transferred shares (if such has been issued) and with any other evidence the Board may require in order to prove to its satisfaction the rights of the transferor in the transferred shares.

The instrument of transfer shall be signed by the transferor and the transferee, shall be duly stamped, if required by law, and the transferor shall be considered the owner of the shares until the transferee is registered in the Register in respect of the shares transferred to him. The Board may decide that the signature of a witness on the instrument of transfer is not necessary. The instrument of transfer of any share shall be in writing in the following form or as near thereto as possible, or in a usual or accepted form that shall be approved by the Board:

“I ____________ of _____________ (the “Transferor”) in consideration of the sum of _______ paid to me by __________ of _____________ (the “Transferee”) hereby transfer to the Transferee ________ shares of Cell Cure Neurosciences Ltd. of nominal value 0.01 NIS each, denoted by numbers _____ to _____ (both inclusive), to be held by the Transferee, the executors and administrators of his estate, his custodian and his legal personal representative, under the same conditions under which I myself held them immediately prior to signing this instrument of transfer, and I, the Transferee, hereby agree to accept the above mentioned shares in accordance with the above mentioned conditions.

In witness whereof we hereby affix our signatures this ____ day of _____ 2___.

The Transferor	The Transferee

Witness to the signature of the Transferor	Witness to the signature of the Transferee

The Company may impose a fee for registration of a share transfer, at a reasonable rate as may be determined by the Board from time to time.

19. Instruments of transfer that are registered shall remain in the Company’s possession; however, instruments of transfer which the Board refuses to register in accordance with the provisions of these Articles of Association, shall be returned, on demand, to whomever delivered them along with the share certificate (if delivered).

RIGHT OF FIRST REFUSAL; CO-SALE

20. Until an IPO, each Eligible Shareholder shall have a right of first refusal with respect to any Transfer of all or any Shares by any Shareholder (“Offeree”), according to the following provisions:

20.1 Any shareholder, proposing to transfer all or any of its Shares and/or other securities (if any), (the “Offered Shares”), pursuant to the terms of a bona fide offer received from any person or entity, except to an Affiliate (the “Offeror) shall first request the Company, by written notice (which shall contain all the information necessary to enable the Company to do so), to offer the Offered Shares, on the terms of the proposed transfer, to all the Eligible Shareholders. The Company shall comply with such request by sending the Eligible Shareholders a written notice (the “Offer” and the “Offer Notice”), stating therein the identity of the Offeror and of the proposed transferee(s) and the proposed terms of sale of the Offered Shares. Any Eligible Shareholder may accept such Offer in respect of all or any of the Offered Shares by giving the Company notice to that effect within ten (10) days after being served with the Offer Notice (the “Notice Period”).

20.2 If the acceptances, in the aggregate, are in respect of all of, or more than, the Offered Shares, then the accepting Eligible Shareholders shall acquire the Offered Shares, on the terms aforementioned, in proportion to their respective holdings, provided, that no Eligible Shareholder shall be entitled to acquire under the provisions of this Article 20 more than the number of Offered Shares initially accepted by such Eligible Shareholders, and upon the allocation to it of the full number of shares so accepted, it shall be disregarded in any subsequent computations and allocations hereunder and provided further that each Eligible Shareholder shall be entitled to purchase the pro rata portion of any other Eligible Shareholder that does not exercise its rights pursuant to this Article 20. Any Offered Shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting Eligible Shareholders (other than those to be disregarded as aforesaid), in the same manner, until one hundred percent (100%) of the Offered Shares have been allocated as aforesaid.

20.3 If the acceptances, in the aggregate, are in respect of less than the number of Offered Shares, then the Offeror, at the expiration of the Notice Period, shall be entitled to Transfer all (and not part) of the remaining Offered Shares to the proposed transferee(s) identified in the Offer Notice, provided, however, that in no event shall the Offeror Transfer any of the Offered Shares to any transferee other than such accepting Eligible Shareholders or such proposed transferee(s) or transfer the same on terms more favorable to the buyer(s) than those stated in the Offer Notice, and, provided, further, that if the remaining amount of Offered Shares are not transferred within ninety (90) days after the expiration of the Notice Period, then any transfer of the Offered Shares shall again be subject to the provisions of this Article 20.

20.4 For the purposes of any Offer under this Article 20, the respective holdings of any number of accepting Eligible Shareholders shall mean the respective proportions of the aggregate number of Ordinary Shares held by such accepting Eligible Shareholders as determined prior to such Offer Notice.

20.5 The restrictions set forth in this Article 20 shall not apply in connection with the sale of all or substantially all of the Company’s issued and outstanding share capital and will terminate upon the closing of an IPO.

20.6 Subject to Article 17 above, the provisions of this Article 20 shall not apply to any Transfer to an Affiliate.

20.7 The restrictions set forth in Article 20 above shall not apply upon the transfer of Shares from BioTime to HBL upon the exercise of any BioTime Call Option, as defined in the Debt and Note Purchase Agreement and in accordance with the terms therein.

21. Co-Sale

21.1 Upon receipt of the Offer Notice (in accordance with Article 20 above), each Eligible Shareholder shall in lieu of his right to purchase the Offered Shares, have the option, exercisable by written notice to the Offeree, within the Notice Period, to require the Offeree to provide as part of its proposed Transfer that such Eligible Shareholder be given the right to participate in the Transfer and to Transfer up to such amount of shares in the Company owned by such Eligible Shareholder determined by multiplying the total number of shares being Transferred by a fraction, the numerator of which is the number of issued and outstanding shares held by such Eligible Shareholder and the denominator of which is the total number of issued and outstanding shares held by all of the Eligible Shareholders and the Offeree (the “Pro Rata Share”), by including the Pro Rata Share held by such Eligible Shareholder in the shares being Transferred to any proposed purchaser thereof. The Transfer by any such Eligible Shareholder in accordance with this Article 21 shall be on the same terms and conditions under which the securities of the Offeree are being Transferred.

21.2 In the event that Eligible Shareholders choose to exercise their rights hereunder (“Exercising Entitled Shareholders”), the Offeree must reduce the number of shares it desires to Transfer from the total amount of shares to be purchased by the Offeror and the Exercising Entitled Shareholders will contribute all of their Pro Rata Shares and the Offeree will contribute the remaining number of shares up to the total number of shares to be purchased by the Offeror.

21.3 It is hereby clarified that: (i) the co-sale right stated in this Article 21 does not derogate from the right of first refusal under Article 20 above, and (ii) a Transfer shall be subject to the co-sale right only if the right of first refusal set forth in Article 20 above is not exercised.

22. The restrictions set forth in Article 21 above shall not apply in connection with the sale of all or substantially all of the Company’s issued and outstanding share capital and will terminate upon the closing of an IPO.

SHARE CERTIFICATES

23. The certificates of title to shares (“Share Certificates”) shall be issued under the seal or the rubber stamp of the Company or its printed name and shall bear the signature of one (1) Director or such other person or persons as are authorized by the Board.

24. Every Shareholder shall be entitled to receive one Share Certificate for all the shares of a particular class registered in his name, and if the Board so approves (upon payment of the amount which may from time to time be fixed by the Board), to several Share Certificates each for one or more such shares.

25. A Share Certificate, registered in the names of two or more persons shall be delivered to the person first named on the Register in respect of such co-ownership.

26. If a Share Certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, and on such terms as to evidence and indemnity, as determined by the Board.

CALLS

27. The Board may, from time to time, make such calls as it deems fit upon the Shareholders in respect of all moneys unpaid on the shares held by them respectively, and by the conditions of allotment thereof not made payable at fixed times or on fixed terms, and each Shareholder shall pay the amount of every call so made on him to the persons and at the time and place appointed by the Board. A call may be made payable by installments, and shall be deemed to have been made when the resolution of the Board authorizing such call was passed.

28. At least fourteen (14) days’ notice of any call shall be given, specifying the time and place of payment, and to whom such call shall be paid, provided that before the time for payment of such call the Board may, by notice in writing to the Shareholders, revoke the same or extend the time for payment thereof.

29. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

30. If, by the terms of issue of any share or otherwise any amount is made payable at any fixed time or on any fixed term or by installments at fixed times or on fixed terms, whether on account of the nominal value of the share or by the way of premium, every such amount or installment shall be payable as if it were a call duly made by the Board of which due notice had been given, and all the provisions herein contained in respect of such calls shall apply to such amount or to such installment.

31. If the amount of any call or installment is not paid on or before the due date for payment thereof, then the person who is the then owner of the share on which the call was made or the installment became due, shall pay interest on the said amount at the maximum rate permissible under law for the time being, or at such lesser rate as may be fixed by the Board from time to time, as from the date of payment until the same is actually paid. The Board shall, however, be at liberty to waive the payment of interest, wholly or in part. No Shareholder shall be entitled to receive any dividend or to exercise any privileges as a Shareholder with respect to shares not fully paid for until he shall have paid all calls for the time being due and payable on every share held by him whether alone or jointly with any other person together with interest and expenses (if any).

32. If the Board so determines, it may receive from any Shareholder willing to advance the same, any amounts due on account of all or any of his shares which have not yet been called or in respect of which the date of payment has not yet occurred, and, unless otherwise agreed with such Shareholder, the Board may pay him interest on all or any of the amounts so advanced, up to the date when said amounts would, if not paid in advance, have fallen due, at such rate of interest as may be agreed upon between the Board and such Shareholder, and the Board may at any time repay any amount so advanced by giving such Shareholder seven (7) days’ prior notice in writing.

33. The Board may differentiate between Shareholders in relation to the amount of any call and to the date of payment.

34. For the purpose of the provisions relating to calls, forfeiture and lien, reference is made herein to moneys and/or amounts payable shall also be construed as agreed services in-kind unperformed or to be performed.

TRANSMISSION OF SHARES

35. The Company may recognize the receiver or liquidator of any shareholder in winding-up or dissolution, or the trustee in bankruptcy or any official receiver of a bankrupt shareholder as being entitled to the shares registered in the name of such shareholder.

36. The receiver or liquidator of a shareholder in winding-up or dissolution, or the trustee in bankruptcy, or any official receiver of any bankrupt shareholder, upon producing such evidence as the Board may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, may, with the consent of the Board (which the Board may grant or refuse in its absolute discretion), be registered as a shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

37. A person upon whom the ownership of a share devolves by transmission shall be entitled to receive, and may give a discharge for any dividends or other monies payable in respect of the share but he shall not be entitled in respect of it to receive notices, or to attend or vote at meetings of the Company, or, save as otherwise provided herein, to exercise any of the rights or privileges of a shareholder unless and until he shall be registered in the Register.

GENERAL MEETINGS

38. The Company shall not be obligated to hold an annual general meeting of its shareholders except to the extent it is necessary in order to appoint an Auditor. All general meetings of the shareholders other than annual general meetings of the shareholders shall be called extraordinary or special meetings of the shareholders.

39. The Board may whenever it thinks fit convene an extraordinary meeting, and shall be obliged to do so upon a request in writing as provided in the Companies Law.

40. Unless a longer period is prescribed by applicable law, at least seven (7) days prior notice, specifying the place, the day and the hour of the meeting and the general nature of every matter on the agenda, shall be given to all Shareholders entitled to receive notices by notice sent by mail or otherwise served as hereinafter provided. Anything herein to the contrary notwithstanding, with the consent of all Shareholders entitled to receive notices of and vote at meetings, a resolution may be proposed and passed although less than seven (7) days’ notice or the period otherwise required by law, as the case may be, was given.

41. The accidental omission to give notice of a meeting to any Shareholder, or the non-receipt of notice by one of the Shareholders shall not invalidate the proceedings at any meeting.

42. Subject to the provisions of the Companies Law, a meeting of the Shareholders shall be convened at such place as the Board shall direct. If no location for the convening of the meeting is specified by the Board, the meeting shall convene at the offices of the Company.

PROCEEDINGS AT GENERAL MEETINGS

43. No business shall be transacted at a general meeting unless the requisite quorum is present at the commencement of the business, and no resolution shall be passed unless the requisite quorum is present when the resolution is voted upon. One (1) (or more) shareholders, present in person or by proxy, holding or representing shares conferring in the aggregate more than sixty percent (60%) of the voting rights in the Company, shall constitute a quorum.

44. If a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall stand adjourned to the same day in the following week, at the same time and place, unless provided otherwise in the notice, or at such time and place as the Board may determine. If at such adjourned meeting, there is no quorum as prescribed above in Article 43 above, then Shareholders holding a majority of the issued and outstanding Shares shall constitute the quorum.

45. Unless otherwise prescribed by applicable law, a resolution of the shareholders will be deemed adopted if approved by a simple majority of the votes of the shareholders present at the meeting, represented personally or by proxy at which a quorum is present and voting thereon.

46. Shareholders entitled to be present and vote at a meeting may participate in a by any means of communication, so long as all those participating in the meeting can hear each other simultaneously, and such participation in a meeting shall constitute attendance in person at the meeting.

47. A resolution in writing signed by all shareholders then entitled to vote at general meetings or to which all such shareholders have given their written consent (including, but not limited to, by letter, facsimile, e-mail or otherwise) shall be deemed to have been adopted as if it were adopted at a general meeting of the Company duly convened and held. Any such resolution may consist of several documents in like form and signed or consented to as aforesaid, by one or more shareholders.

48. A shareholder may appoint a proxy to vote in his place and the proxy need not be a shareholder in the Company. The appointment of a proxy shall be in writing signed by the person making the appointment or by an attorney authorized for this purpose, and if the person making the appointment is a corporation, by a person or persons authorized to bind the corporation.

THE BOARD OF DIRECTORS

49. The number of members of the Board shall be not less than one (1) and not more than five (5) members.

50. The BioTime Group shall be entitled to appoint, remove and replace five (5) members to the Board in writing to the Company. A Director shall commence his duties or shall cease to serve as Director, as the case may be, on the date specified in the written notice to the Company of appointment or removal from office (or in the absence of any specified date, on the date of the receipt by the Company of such notice).

51. Every Director shall hold office until he is removed in accordance with the preceding Article or the office is vacated in a manner set forth in Article 54 below.

52. (a) Subject to the provisions of the Companies Law, a Director shall have the right, by written notice to the Company, to appoint a person as a substitute to act in his place (the “Alternate Director”), to remove the Alternate Director and appoint another in his place and to appoint an Alternate Director in place of a Alternate Director whose office was vacated for any reason whatsoever. A person who is not qualified to be appointed as a Director may not be appointed as an Alternate Director. Any Director may be appointed as an Alternate Director.

(b) Any notice given to the Company as aforesaid shall become effective on the date fixed therein or upon delivery to the Company, whichever is later. Unless the appointing Director, by the instrument appointing an Alternate Director, limits the time or scope of the appointment, the appointment is effective for all purposes until the appointing Director ceases to be a Director or terminates the appointment.

(c) An Alternate Director shall have, subject to any instructions or limitations contained in the instrument appointing him, all the authority and powers held by the Director for whom he acts as substitute, provided however, that he may not in turn appoint a substitute for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director shall have no standing at any meeting of the Board or any committee thereof at which the Director appointing him is personally present or at which the Director appointing him is not entitled to participate in accordance with the provisions of these Articles.

(d) The office of an Alternate Director shall, ipso facto, be vacated if he is removed by the Director appointing him, or if the office of the Director for whom he acts as substitute is vacated for any reason whatsoever, or if one of the circumstances described in sub-Articles (a) - (e) of Article 54 should befall the Alternate Director.

(e) An Alternate Director shall alone be responsible for his actions and omissions, and shall not be deemed an agent of the Director who appointed him.

(f) Every Alternate Director shall be entitled to receive, so long as he serves as a substitute, notice of meetings of the Board and of any relevant committees.

53. Subject to applicable law, a Director who has ceased to hold office shall be eligible for re-election or re-appointment.

54. The office of a Director shall, ipso facto, be vacated upon the occurrence of any of the following events:

(a) Upon his death, or, if the Director is a company - upon its winding-up;

(b) Should he be declared to be of unsound mind;

(c) Should he become bankrupt;

(d) Should he resign his office by notice in writing to the Company;

(e) Should he be removed from office by written notice to the Company pursuant to Article 50 above.

55. A Director shall not be required to hold qualification shares.

56. A Director shall not be paid remuneration out of the funds of the Company for his services as a Director unless such remuneration is approved by a shareholders’ resolution and pursuant to the Companies Law.

57. Every Director shall be entitled to be reimbursed for his reasonable travel, hotel and other expenses related to his participation in meetings of the Board etc., and in fulfilling his office as a Director, against presentation of supporting documentation.

58. For as long as the Debt Warrant (as defined in the Debt and Note Purchase Agreement) remains exercisable, and thereafter for as long as HBL holds any Shares, HBL shall be entitled to appoint, replace and dismiss, on its behalf, one (1) observer (the “HBL Observer”) to the Board who shall be invited to and shall have the right to attend all meetings (including meetings held by any means of communication) of the Board in a non-voting capacity and to receive any and all notices, information, materials and proposed resolutions (including, without limitation, any proposed resolutions for adoption in writing) delivered to the members of the Board concurrently with the delivery thereof to the members of the Board; provided, however, that the HBL Observer may be excluded from any Board meeting or portion thereof and need not be provided such materials if the Board reasonably determines in good faith that such exclusion of the HBL Observer’s attendance at such meeting or access to such information is necessary in order to preserve an attorney-client privilege or to avoid a conflict of interest between the Company and HBL.

PROCEEDINGS OF THE BOARD OF DIRECTORS

59. Any Director may, at any time, convene a meeting of the Board. Meetings of the Board shall be held in such place as determined by the majority of the Directors.

60. The quorum for a meeting of the Board and/or for any matter to be brought before the Board shall be constituted by the presence of at least a majority if the number of Directors then appointed. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall disperse and reconvened at the same place forty-eight (48) hours from the time it was first convened, and at that meeting, the present directors shall constitute a legal quorum.

Unless and to the extent provided otherwise in the Companies Law, a Director who is an interested party in any transaction, shall be counted for purposes of a quorum despite his interest.

A Director may participate personally or by his Alternate Director.

61. Notice of a meeting of the Board shall be sent to all Directors at their registered addresses, by facsimile, email or other reliable method of transmission, at least forty-eight (48) hours prior to the meeting unless all Directors agree to shorter notice or waive notice altogether.

62. A meeting of the Board may be held by any means of communication, so long as all those participating in the meeting can hear each other simultaneously. Each Director shall have one vote. All resolutions of the Board will be adopted by a simple majority of the Directors present and voting in respect thereto.

63. The Board shall elect one (1) of its members to be the Chairman of the Board, and may remove such Chairman from office and appoint another in his place. The Chairman of the Board shall take the chair at every meeting of the Board, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time appointed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the Chairman of such meeting.

64. The Chairman of a meeting of the Board, whether he is the Chairman of the Board or any other member of the Board, shall have no extra or casting vote.

65. A meeting of the Board at which a quorum is present shall be competent to exercise all the authorities, powers and discretions for the time being vested in or exercisable by the Board.

66. The Board may attend meetings by telephone or any other means of communication (including by means of several types of telecommunications media, and including a manner in which part of the Directors are present in person at the place of the meeting and the remaining Directors participate in the meeting by means of telecommunications), provided that all the Directors can hear each other simultaneously.

67. A resolution in writing signed by all of the Directors then in office and lawfully entitled to vote thereon or to which all such Directors have given their written consent (by letter, facsimile, e-mail or otherwise) shall be deemed to have been unanimously adopted by a meeting of the Board duly convened and held.

68. Any action taken by or in accordance with a decision of the Board or by a Director, acting in his capacity as Director, shall be valid and effective even if it is subsequently discovered that there was a defect in the appointment of any of the Directors or if all or one of them was disqualified, in each case as if each of the Directors had been lawfully elected and as if he was fully qualified to act as Director or Alternate Director, as the case may be.

POWERS OF THE BOARD OF DIRECTORS

69. The management of the business of the Company shall be vested in the Board, and the Board may exercise all such powers and do all such acts and things as the Company is, by its Articles or under the law, authorized to exercise and do, and are not hereby or by statute directed or required to be exercised or done by the Company in general meeting, but subject, nevertheless, to the provisions of the Companies Law, and to these Articles and any regulations or resolution not being inconsistent with these Articles made from time to time by the Company in general meeting; provided that no such regulation or resolution shall invalidate any prior act done by or pursuant to the directions of the Board which would have been valid if such regulation or resolution had not been made.

MINUTES AND THE SEAL

70. The Board shall cause minutes to be duly recorded regarding: the names of the Directors present at each meeting of the Board and of any committee of the Board; the names of the shareholders present at each general meeting, and the proceedings and resolutions of general meetings and of meetings of the Board. Any minutes of a meeting of the Board or of a general meeting of the Company, signed by the Chairman of such meeting shall be accepted as prima facie evidence of the matters therein recorded.

DIVIDENDS AND RESERVE FUND

71. The Board may, from time to time, set aside, out of the profits of the Company, such sums as it thinks proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for special dividends, or for repairing, improving and maintaining any of the property of the Company, and for such other purposes as the Board shall in its absolute discretion think conducive to the interests of the Company, and may invest the sums so set aside in such investments as it may think fit, and from time to time deal with and vary such investments, and dispose of all or any part thereof for the benefit of the Company, and may divide the reserve fund into such special funds as it thinks fit, and employ the reserve fund or any part thereof in the business of the Company, and that without being bound to keep the same separate from the other assets of the Company. The Board may also, without placing the same to reserve, carry forward any profits that it deems prudent not to divide.

72. Subject to the provisions of the Companies Law and to the extent permitted by law, the Board may from time to time declare such dividends as may appear to the Board to be justified by the profits of the Company and cause the Company to pay such dividends. The Board shall have the full authority to determine the time for payment of such dividends, and the record date for determining the Shareholders entitled thereto, provided such date is not prior to the date of the resolution to distribute the dividend and no Shareholder who shall be registered in the Register with respect to any shares after the record date so determined shall be entitled to share in any such dividend with respect to such shares.

73. Subject to these Articles, the Board may resolve that a dividend may be paid, wholly or partly, by the Distribution of specific assets, and, in particular, by Distribution of paid-up shares, debentures or debenture stock of any other company, or in any one or more such ways

74. No dividend shall be paid other than out of the profits of the Company, as defined in the Companies Law, and no interest shall be paid by the Company on dividends.

WINDING-UP

75. (a) If the Company shall be wound up, the liquidator may proportionally divide amongst the shareholders in cash the whole or any part of the assets of the Company and may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator with the like sanction shall think fit.

(b) The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures, or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

INSURANCE, INDEMNITY AND RELEASE

76. Subject to the provisions of the Companies Law, the Company may indemnify its Office Holders, to the maximum extent permitted by law, with respect to any of the following:

(a) a monetary liability or expense imposed on or incurred by him in favor of a third party in any judgment, including any settlement confirmed as judgment and an arbitrator’s award which has been confirmed by the court, in respect or as a result of an act (or omission) performed by the Office Holder by virtue of the Office Holder being an Office Holder of the Company; or

(b) reasonable litigation expenses, including legal fees, paid for by the Office Holder, or which the Office Holder is obligated to pay under a court order, in a proceeding brought against the Office Holder by the Company, or on its behalf, or by a third party, or in a criminal proceeding in which the Office Holder is found innocent, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent, all in respect or as a result of an act (or omission) performed by the Office Holder by virtue of the Office Holder being an Office Holder of the Company; or

(c) reasonable litigation expenses, including legal fees, expended by him in respect or as a result of an investigation or proceeding instituted against him by a competent authority, which investigation or proceeding has not ended in a criminal charge or in a financial liability in lieu of a criminal proceeding, or has ended in a financial obligation in lieu of a criminal proceeding for an offence that does not require proof of criminal intent (the phrases “proceeding that has not ended in a criminal charge” and “financial obligation in lieu of a criminal proceeding” shall have the meaning as defined in Section 260(a)(1a) of the Companies Law).

The Company may: (i) undertake to indemnify an Office Holder as aforesaid prospectively, provided that, with respect to an undertaking to indemnify as set forth in Article 76(a) above, the undertaking to indemnify is limited to events which in the opinion of the Board can be foreseen, in view of the Company’s then actual activities, when the undertaking to indemnify is given, and to an amount or criteria set by the Board as reasonable under the circumstances and that the undertaking to indemnify specifies the events which in the opinion of the Board can be foreseen, in view of the Company’s then actual activities, when the undertaking is given and also the amount or criteria set by the Board as reasonable under the circumstances, and (ii) indemnify an Office Holder as aforesaid retroactively.

77. Subject to the provisions of the Companies Law and to the maximum extent permitted by law, the Company may procure, for the benefit of any of its Office Holders, office holders’ liability insurance for any liabilities incurred by them in respect or as a result of any act (or omission) carried out by them as office holders of the Company by virtue of the Office Holder being an Office Holder of the Company, with respect to any of the following:

(a) a breach of the duty of care owed to the Company or any other person;

(b) a breach of the fiduciary duty owed to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that the action would not injure the Company; or

(c) a monetary liability imposed on an Office Holder in favor of a third party.

78. The Company may, to the maximum extent permitted by law, exempt and release an Office Holder, including in advance, from and against all or part of his liability for monetary or other damages due to, arising or resulting from, a breach of his duty of care to the Company other than a breach of his duty of care to the Company upon “distribution” as such term is defined in the Companies Law.

79. The provisions of Articles 76-78 above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under applicable law; provided that the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Board and/or otherwise as required by the Companies Law.

80. In the event of any change after the date of adoption of these Articles of Association in any applicable law, statute or rule which expands the right of an Israeli company to indemnify or insure an Office Holder, these Articles of Association shall automatically be deemed to enable the Company to so expand the scope of indemnification and/or insurance that the Company is able to provide.

AMENDMENT TO DEBT AND NOTE PURCHASE AGREEMENT

THIS AMENDMENT TO DEBT AND NOTE PURCHASE AGREEMENT dated June 16, 2017 (the “Debt Agreement”), by and between BioTime Inc., a California corporation, with offices at 1010 Atlantic Ave., Suite 102, Alameda, CA 94501 (“BioTime”) and HBL-Hadasit Bio-Holdings Ltd., an Israeli corporation, having its place of business at Jerusale Bio-Park, 5th Floor Hadassah Ein-Kerem Campus, Jerusalem 91120, Israel (“HBL”), is made and entered into as of June 29, 2017 (the “Effective Date”), by and among BioTime and HBL (the “Parties”), in accordance with the terms of the Debt Agreement (this “Amendment”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Debt Agreement, and this Amendment constitutes an integral part thereof.

WHEREAS, the Parties desire to amend the Debt Agreement as further set forth herein, to alter and increase the sum of remitted loans by HBL to Cell Cure Neurosciences Ltd. (“Cell Cure”), which amendment requires the written consent of the Parties, pursuant to Section 8.1 of the Debt Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows, as of the Effective Date:

A. Cell Cure Debt: The aggregate principal amount of US$[ * ] set forth in the preamble of the Debt Agreement, shall be increased to US$[ * ].

B. Exhibit A of the Debt Agreement shall be replaced in its entirely with the Exhibit A attached hereto.

C. Except as contemplated by this Amendment, all of the terms and conditions of the Debt Agreement shall remain in full force and effect.

MISCELLANEOUS. This Amendment shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of law provisions thereof. Any proceeding regarding a dispute arising under or in relation to this Amendment will be resolved exclusively in the competent courts of (i) Tel Aviv-Jaffa if such proceeding is initiated by BioTime, and (ii) in the city of New York, New York, if such proceeding is initiated by HBL, and the Cell Cure irrevocably submits to the sole and exclusive jurisdiction of such courts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Reminder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date first above written.

BioTime, Inc.		HBL-Hadasit Bio-Holdings Ltd.

By:	/s/Aditya Mohanty	By:	/s/Baruch Halpert
Name:	Aditya Mohanty	Name:	Baruch Halpert
Title:	Co-Chief Executive Officer	Title:	Chairman

By:	/s/ Yoram Azulai
Name:	Yoram Azulai
Title:	CFO, acting CEO

EXHIBIT A

CELL CURE DEBT

Loan document	Remittance Date	Amount of loan remitted (in US$)
Subscription Offer dated May 8, 2014	September 9, 2014	[ * ]
	September 1, 2015	[ * ]
	April 2, 2015	[ * ]

Subscription Offer dated November 10, 2015	February 14, 2016	[ * ]
	February 21, 2016	[ * ]
	April 19, 2016	[ * ]
	June 14, 2016	[ * ]

Loan Agreement dated October 5, 2016, as amended on November 29, 2016 and the promissory notes dated (1) August 25, 2016 and (2) October 6, 2016.	August 25, 2016	(1) [ * ]
	October 6, 2016	(2) [ * ]

Loan Agreement dated, December 11, 2016 and the promissory note dated December 13, 2016	December 13, 2016	[ * ]

Loan Agreement dated March 21, 2017 and the promissory note dated March 29, 2017.	March 29, 2017	[ * ]

Loan Agreement dated March 30, 2017, and the promissory note dated April 24, 2017.	April 24, 2017	[ * ]
May ___, ______	May ___, ______	[ * ]

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